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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 5, 2006


                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                         1-15274                      26-0037077
(State or other jurisdiction    (Commission File No.)         (I.R.S. Employer
   of incorporation )                                        Identification No.)

6501 Legacy Drive
Plano, Texas                                                      75024-3698
(Address of principal executive offices)                          (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000






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 Check  the  appropriate  box  below  if the Form  8-K  filing  is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On June 5, 2006, J. C. Penney Company, Inc. ("Company") entered into a letter agreement (the "Agreement") with Catherine G. West, pursuant to which Ms. West will be joining the Company as Executive Vice President and Chief Operating Officer. A brief description of the material terms of the Agreement is contained in Item 5.02 (which description is incorporated herein by reference) and a copy of the Agreement is filed herewith as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 5, 2006, the Company issued a press release announcing that Catherine G. West will be joining the Company as Executive Vice President and Chief Operating Officer of the Company. Ms. West, age 46, most recently served as President of the U. S. Card business of Capital One Financial Corporation ("Capital One") since 2004 after serving as interim President in 2003. From 2000 to 2003, Ms. West served as Senior Vice President of U. S. Consumer Risk Operations of Capital One. A copy of the press release announcing Ms. West's appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Ms. West will receive a base salary of $750,000 to be reviewed annually beginning in 2007. She will also be eligible for annual cash incentive compensation under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program ("Incentive Program"), with a target award equal to 75 percent of base salary and a maximum award equal to 150 percent of base salary, all such payouts based upon actual Company and individual performance. The Incentive Program is subject to annual review by the Board of Directors. For 2006, Ms. West will receive a minimum cash incentive award of $1,000,000 in recognition of forfeited benefits at Capital One. Also in connection with relinquishment of benefits provided by Capital One, the Company will issue to Ms. West restricted stock units having a value on the date of grant of $3,000,000 and options to purchase a number of shares of Company Common Stock having a value on the date of grant of $17,100,000. These stock awards will vest 25 percent per year beginning on the first anniversary of the grant date, subject to Ms. West being actively employed on each vesting date with no break in service. Beginning in 2007, Ms. West will be eligible to receive long-term incentive awards under the Company's 2005 Equity Compensation Plan having a target value at grant of $1,400,000. As currently administered, participants receive 50 percent of their annual equity award in the form of performance-based restricted stock units and 50 percent in the form of stock options.

Ms. West will also be a Tier 1 participant under the J. C. Penney Corporation, Inc. Change in Control Plan and will be entitled to enter into an individual Executive Termination Pay Agreement in the form offered to all members of the Company's Executive Board.

Item 9.01(c)      Financial Statements and Exhibits

Exhibit 10.1 Letter Agreement between J. C. Penney Company, Inc and Catherine West

Exhibit 99.1 News Release, dated June 5, 2006, announcing appointment of Catherine West as Chief Operating Officer



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            J. C. PENNEY COMPANY, INC.



                                           By:/s/ Joanne L. Bober
                                              ---------------------------------
                                               Joanne L. Bober
                                               Executive Vice President, General
                                               Counsel and Secretary


Date:  June 7, 2006

                                  EXHIBIT INDEX


Exhibit Number          Description

     10.1 Letter Agreement between J. C. Penney Company, Inc and Catherine West

     99.1 News Release, dated June 5, 2006, announcing appointment of Catherine West as Chief Operating Officer

                                                                    Exhibit 10.1

                                                                    CONFIDENTIAL


Catherine West
----------------


Position:         Executive Vice President, Chief Operating Officer

Starting Date:    August, 2006

Base Salary:      $750,000 reviewed annually beginning in 2007

Annual Cash Incentive Compensation

You will be entitled to participate in JCPenney's annual incentive compensation program. For fiscal 2006, in recognition of forfeited benefits at your current employer, you will receive a minimum cash bonus of $1,000,000. It is expected that thereafter, your annual cash bonus will have a target equal to 75% of base salary and a maximum equal to 150% of base salary. Our program is currently structured so that 50% of the award is tied to overall JCPenney company performance and 50% of the award is based on individual performance measured against previously agreed objectives. The cash incentive compensation program is subject to annual review by the Board.

Fiscal 2007 Equity Grant

Beginning February 1, 2007, you will participate in the 2005 Equity Compensation Plan. Your award for the 2007 fiscal year will be targeted at $1.4 million in value. As currently administered by the Board, participants in the plan receive 50% of the award in the form of performance-based restricted stock units and 50% in stock options.

Initial Equity Award

In respect of forfeited benefits at your current employer, you will receive (a) an award of options to purchase a number of shares of JCPenney common stock having a value on the date of grant of $17,100,000 and (b) an award of restricted stock units having a value on the date of grant of $3,000,000. The options and the restricted stock units will vest 25% each year for four years beginning on the first anniversary of the date of grant, with no further restrictions provided you are actively employed on each such vesting date with no break in service.

Severance and Change in Control

You will be a Tier 1 participant under the JCPenney Corporation, Inc. Change in Control Plan. You will also be entitled to enter into an individual Executive

Termination Pay Agreement in the form offered to all members of the Company's Executive Board.

Cobra Offset:

You will be reimbursed for the difference between your Cobra premiums and the cost of J.C. Penney medical and dental insurance premiums at the active associate rate during the first four months of employment until you become benefits eligible.

Temporary Housing

You will be entitled to Company-paid temporary housing for a period of up to 12 months after the start date of your employment.

Other Benefits

You will be entitled to at least four weeks of vacation each year during your employment and you will be eligible for all other plans and programs offered to JCPenney associates, according to the terms of each plan or program.


                                             /s/ Myron E. Ullman, III
                                            ---------------------------------
                                            Myron E. Ullman, III

                                             /s/ Catherine West
                                            ---------------------------------
                                            Catherine West

June 5, 2006

                                                                    Exhibit 99.1

              JCPENNEY NAMES CATHERINE WEST CHIEF OPERATING OFFICER

         West Brings an Outstanding Track Record in Operational Strategy
                     and Innovation in Customer Satisfaction

PLANO, Texas (June 5, 2006) -- J. C. Penney Company, Inc. (NYSE:JCP) today announced that Catherine G. West will join the Company as executive vice president and chief operating officer. She will report to Myron E. (Mike) Ullman, III, chairman and chief executive officer, and join the Company's
Executive Board. Ms. West comes to JCPenney from Capital One Financial Corporation (NYSE:COF), where she served most recently as president of one of its largest divisions, the U.S. Card business.

In her new position, Ms. West's responsibilities will include Stores, Logistics and Supply Chain operations, and Property Development initiatives, including new stores. JCPenney recently announced plans to open 27 stores in 2006 and an additional 150 stores in 2007-2009.

Ms. West joined Capital One in 2000 as senior vice president of U.S. Consumer Risk Operations, where she championed the company's successful financial solutions reinvention efforts. Her many accomplishments and contributions led her to serve in multiple leadership roles throughout the company and, in 2004, Ms. West was named president of Capital One's highly profitable U.S. Card business, with responsibility for credit card product development, marketing, customer relations, collections and recoveries and customer contact operations across the U.S. At March 31, 2006, Capital One's U.S. Card business had $47.1 billion in managed loans, $2.0 billion in managed revenues, and generated $602.8 million in net income. She also served on the company's Executive Committee and as president and director of Capital One Bank.

"Catherine has distinguished herself as a world-class service sector executive, with an outstanding track record of developing strategies to increase customer satisfaction and associate engagement, and to enhance financial performance," Mr. Ullman said. "This experience will be invaluable as we move forward in executing JCPenney's Long Range Plan for growth, which centers on anticipating the needs and wants of our customers and being a leader in performance and execution."

Ms. West said, "JCPenney has undergone profound change in recent years and, due to its intense customer focus and the growing excitement among its associates, is rapidly becoming a premier retailer in the U.S. This is an extraordinary and distinctive opportunity for me, and I am delighted to join the Company at this exciting time in its history. I look forward to working with the JCPenney team to build on all that has been achieved and position the Company for industry leadership."

Before joining Capital One, Ms. West, 46, spent nine years at First USA Bank, where she joined as senior vice president of Card Member Services and rose to executive vice president of Marketing Services and Operations. From 1985 to 1991, she served as the vice president of Credit Card Operations for Chevy Chase Bank FSB. She began her career at Peoples Express Airline in 1981, after receiving a B.A. from Lynchburg College.


For further information, contact:

Investor Relations
-------------------
Bob Johnson; (972) 431-2217; rvjohnso@jcpenney.com
                             ----------------------
Ed Merritt; (972) 431-8167; emerritt@jcpenney.com
                            -----------------------

Media Relations
----------------
Darcie Brossart; (972) 431-3400; dbrossar@jcpenney.com
                                 ----------------------
Quinton Crenshaw; (972) 431-3400; qcrensha@jcpenney.com
                                  ----------------------

About JCPenney
-----------------

J. C. Penney Corporation, Inc., the wholly owned operating subsidiary of J. C. Penney Company, Inc., is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 151,000 associates. As of April 29, 2006, J. C. Penney Corporation, Inc. operated 1,021 JCPenney department stores throughout the United States and Puerto Rico. JCPenney is the nation's largest catalog merchant of general merchandise, and jcp.com is one of the largest apparel and home furnishings sites on the Internet. JCPenney refers to the Internet/catalog business as Direct.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, competition, consumer demand, changes in credit card payment terms, seasonality, economic conditions, including the price and availability of oil and natural gas, changes in management, retail industry consolidations, acts of terrorism or war, and government activity. Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date. In addition, non-GAAP terms referenced are defined and presented in the Company's most recent annual report on Form 10-K.

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